UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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INVO Bioscience, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders,

As INVO Bioscience’s newly appointed CEO, it is with tremendous excitement that I write this letter, which was previously issued in a separate press release and which we are including here with our first ever proxy statement. On behalf of the entire INVO Bioscience team, we sincerely appreciate your support, including those that have been with us for an extended period of time as well as our more recent shareholders.  After two years as a director of INVO Bioscience, I have witnessed in practice our opportunity to help transform the infertility treatment marketplace. Our technology, the INVOcell, is the world’s only in vivo (meaning in the body) Intravaginal Culture System.  As a simple and more natural solution, with comparable rates of effectiveness to existing options, our device can help the millions of couples worldwide that struggle with infertility, many of which do not currently receive treatment.

According to the CDC, one out of 8 couples needs fertility treatment. We believe that successfully executing on our opportunity to positively affect these couples’ lives also allows us to bring value to our shareholders. While INVO has been on this journey for over 12 years, the last few years have been transformational to our business beginning with the INVOcell device clearance (approval) by the FDA to the recent Ferring U.S. commercialization agreement in early 2019. Equally important, an increasing number of patients are now utilizing our device.  However, I believe the best is yet to come. Let me expand on INVO Biosciences' recent accomplishments and provide an outline of our current plans for the future.

U.S. Commercialization Agreement

As discussed above, in January 2019, we closed a U.S. commercialization rights agreement with Ferring Pharmaceuticals. Ferring is a privately-held biopharmaceutical company recognized around the world with products in over 110 nations.  This was a significant milestone for the Company, something we believe has further validated our technology, and is allowing us to leverage the sales capabilities of one of the leaders in women’s health worldwide.

Ferring is responsible for all U.S. commercial activities for INVOcell while we are responsible for manufacturing and supplying the INVOcell devices to Ferring for commercial sales as well as performing a clinical study for label enhancement. Importantly, we retained certain limited domestic rights to establish INVO clinics that exclusively commercialize INVO cycles.  We also retained all international commercialization rights.

We received a $5 million one-time non-dilutive milestone payment from Ferring in January 2019 and have the ability to receive an additional $3 million milestone payment upon procurement of the planned label enhancement discussed in further detail below.

In October we attended the annual American Society of Reproductive Medicine (ASRM) conference where Ferring showcased our technology and demonstrated very strong support. While it is still in the early phases of Ferring’s U.S. market plan and rollout, we are encouraged by initial results and have confidence in their commitment to promote the usage of INVOcell throughout the U.S.

Strong Revenue Growth

Through the first six months of 2019, our revenue increased by 296% compared to the same six months in 2018. Our second-quarter revenue was our highest quarterly revenue to date and up 498% compared the last year’s second quarter. The increase in revenue is a result of the agreement with Ferring, which calls for minimum annual commitments that will escalate each year during the initial 7-year license agreement. While our revenue numbers are small currently, we are excited about the accelerated go-to-market effort now underway and look forward to continued adoption of the product in the U.S.

i

International Commercialization Development

With our U.S. commercialization efforts and sales costs primarily being handled by Ferring, we are now focused on international commercialization opportunities. Worldwide, the fertility treatment market is severely underserved. Currently, only 1% to 2% of the estimated 150 million infertile couples worldwide are treated annually, with the primary prohibiting factor being cost and access to treatment.

We have the advantage of having FDA-clearance which helps streamline the regulatory process in many, although not all, international markets. Additionally, in October, we received the CE Mark which permits us to commercially distribute INVOcell throughout the countries of the EU. The European countries represent a large potential market for INVOcell, with an estimated $3 to $4 billion currently spent on IVF treatments.

We are pursuing several key international opportunities and we believe that our Ferring partnership has accelerated those discussions with enhanced credibility.  We also have industry veterans with decades of experience operating in these markets, including Michael Campbell, our COO & VP of Business Development. Mike joined us from Cooper Surgical, a wholly-owned subsidiary of The Cooper Companies, where he was VP of IVF Americas. We also appointed Pressly Ahammed as our Director of International Business Development. Working with myself and Mike, Pressly is developing key international distribution channels in Europe, the Middle East, Africa and parts of Asia. With a career in excess of 11 years, Pressly has worked in numerous segments of the international healthcare sector including hospitals, wholesale and retail sectors, and distribution, and likewise joined us from Cooper Surgical.

The opportunities we are actively discussing overseas range from standard distributor agreements to Ferring-like exclusivity arrangements to potential joint-ventures whereby we could participate in other revenue avenues of the market beyond just selling the device.  All said, we have numerous potential opportunities, but we are judiciously choosing them and allocating our resources wisely.  We will keep you updated when and if any of these opportunities become a reality.

INVO Centers

As a result of the Ferring agreement, we are allowed to own a limited number of INVO-only centers here in the U.S.  We have some work to do in this area regarding how best to establish such centers, but we are making progress.  While our primary focus is on supporting Ferring’s activities and our international efforts, we are working on this area and will provide updates as we make further progress.

 Clinical/Regulatory Initiatives

We are on the verge of initiating our follow-on clinical study of our INVOcell device.  We have our industry veteran in clinical and regulatory affairs, Lori Kahler, managing this effort along with the support of our board member and medical advisor, Dr. Kevin Doody.  There are three critical reasons for doing this.  As many of you know, our original clinical study focused on a 3-day incubation period and that is what the device was cleared for in the U.S. Over the past few years, the market evolved into 5-day incubation periods as the norm and, in most instances, our device is also being used for 5-day incubation periods as off-label use. We, and Ferring, however, can only currently market the device for 3-day incubation.  As part of the Ferring agreement, if we conduct a follow-on study and achieve 5-day labeling approval from the FDA, we receive an additional $3 million non-dilutive milestone payment. This is one of the three critical reasons for doing the study.  The other two key reasons involve allowing us to officially market 5-day usage as well as updating our clinical success rate.  Based on our retrospective data from clinics reporting results, we know that 5-day incubation produces improved clinical pregnancy and birth rates.  Thus, once we finish this effort, not only can we, and Ferring, market 5-day incubation, we expect this will result in improved pregnancy and birth rates, comparable to current IVF 5-day success rates.  We estimate this study will cost us approximately $600,000 and are targeting completion in 2020.

 Market Potential

Various estimates suggest the Global Fertility market exceeds $20 billion and is growing at an approximate rate of 8% to 10% per annum, which is substantial considering the existing market size. However, in our opinion, this is an incredibly underserved market, with nearly 98% of the couples that need infertility treatment being without care.  High costs relative to success, difficult access to treatment, as well as cultural and religious factors are all contributors to this incredibly underserved segment of the market. We believe INVOcell can address these factors.

Historically, innovation has been limited to incremental improvements to support existing techniques, such as IVF and IUI. We believe INVOcell is the first truly innovative technology to address this large and even larger underserved market. On a limited scale, so far, it is already playing a role in the market as an alternative to existing techniques. But, as we continue to see increased usage and build our data profile, we believe it can capture a much larger percentage of the market as well as serve as a tool to actually help expand the market. This is the truly exciting opportunity we believe we have in front of us.

Our Public Company Profile

One of our key goals moving forward involves improved and more regular communication with our shareholders.  Although we are a public company and have been for some time, in our opinion, not enough potential public-market investors are aware of the Company and its unique opportunity.  We are playing in a very large market with innovative FDA-cleared technology.  I believe this will resonate with investors as we continue to build our business and increase the adoption of INVOcell in the global fertility marketplace. However, I believe we need to be more proactive in telling our story, increasing awareness of our public company, and updating shareholders regularly via frequent communications, which we plan to do moving forward.

As part of this effort, we are seeking to improve our website to help further inform fertility patients, fertility experts, and to support current and future partners and distributors across the world. We also have a goal of moving our stock from trading on the OTC marketplace to a listed and more visible exchange in support of all efforts and to increase our potential shareholder base.  There is still some planning and logistics associated with any up-listing strategy, but we feel it is important as part of our objectives to build the Company and its profile in front of investors.

I am excited to be the new CEO of INVO Bioscience and I want to thank Katie Karloff and other members of the team for creating this tremendous foundation. Fortunately, Katie is going to continue in an operational role over the near term and will continue to advise, lend guidance and support to the Company as Chair of our Board of Directors.

In summary, the internal INVO Bioscience team is excited and motivated by our continued progress. We are encouraged by our current position and excited by the continuing opportunities ahead. With the recent high profile public offering (led by J.P. Morgan, Goldman Sachs & Co. LLC and BofA Securities) of Progyny, Inc., a leading benefits management company specializing in fertility and family building benefits solutions, helping to shed further light on the fertility market, we feel we are well-positioned.

Execution will be key.  We expect to provide updates to our shareholder community at regular intervals and upon major announcements. In addition, we always appreciate the feedback received from our shareholders. We strive to listen to, and consider, all input that may assist us in reaching our goals quickly and efficiently. We plan on conducting a webcast in the coming weeks and will provide an opportunity for you to ask additional questions.

Finally, we want to thank all the shareholders for your ongoing support. Your investment has allowed us to reach this critical point in our business plan. I look forward to the future with great anticipation.

Steve Shum

Chief Executive Officer

INVO Bioscience, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Monday, December 16, 2019

Dear Shareholder:

The Annual Meeting of Shareholders of INVO Bioscience, Inc., (the “Company”), will be held at the EVEN Hotel, located at 6231 Lake Osprey Drive, Sarasota, Florida 34240, Monday, December 16, 2019 at 2:00 p.m. local time for the following purposes:

1.	To elect five directors to the Board of Directors of the Company (the “Board”);

2.

To approve an amendment to our certificate of incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, par value $0.0001 per share (“Common Stock”) at a ratio of not less than 1-for-5 and not greater than 1-for-25, with the effective time and exact ratio to be established at the discretion of the Board;

3.	To ratify the selection of M&K as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2019;

4.	To approve the Company’s 2019 Stock Incentive Plan; and

5.	To conduct any other business properly brought before the meeting or any continuation, postponement or adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice. All shareholders are invited to attend the meeting in person. The record date for the Annual Meeting is October 29, 2019. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on December 16, 2019 at 2:00 p.m. local time at the EVEN Hotel, located at 6231 Lake Osprey Drive, Sarasota, Florida 34240

The proxy statement and Annual Report on Form 10-K
are available at www.proxyvote.com.

By Order of the Board of Directors,

Debra Hoopes

Chief Financial Officer

Sarasota, Florida
November 8, 2019

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote by phone or online as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

v

Table of Contents

LETTER FROM THE CEO	i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSAL 1 - ELECTION OF DIRECTORS	8

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	11

PROPOSAL 2 - APPROVAL OF AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF NOT LESS THAN 1-FOR-5 AND NOT GREATER THAN 1-FOR-25, WITH THE EFFECTIVE TIME AND EXACT RATIO TO BE DETERMINED BY OUR BOARD OF DIRECTORS	14

PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	21

PROPOSAL 4 - APPROVAL OF 2019 STOCK INCENTIVE PLAN	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	33

TRANSACTIONS WITH RELATED PERSONS	37

HOUSEHOLDING OF PROXY MATERIALS	39

ADDITIONAL INFORMATION	39

NEXT YEAR’S ANNUAL MEETING	39

OTHER MATTERS	40

INVO Bioscience, Inc.

5582 Broadcast Court

Sarasota, FL 34240

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on December 16, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We are sending you these proxy materials because the Board of Directors of INVO Bioscience, Inc. (“we”, “INVO Bioscience” or the “Company”) is soliciting your proxy to vote at the 2019 Annual Meeting of Shareholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by phone or online.

We intend to mail these proxy materials on or about November 11, 2019 to all shareholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Monday, December 16, 2019 at 2:00 p.m. local time at the EVEN Hotel, located at 6231 Lake Osprey Drive, Sarasota, Florida 34240. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on October 29, 2019 will be entitled to vote at the Annual Meeting. On this record date, there were 155,996,112 common shares outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on October 29, 2019 your shares were registered directly in your name with INVO Bioscience’s transfer agent, Transfer On Line, Inc., then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy by phone or online as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 29, 2019 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

On what matters am I voting?

There are four matters scheduled for a vote:

●	Proposal 1: Election of five directors to the Board;

●

Proposal 2: Approval of an amendment to our certificate of incorporation to effect a reverse stock split of all of the outstanding shares of our Common Stock at a ratio of not less than 1-for-5 and not greater than 1-for-25, with the effective time and exact ratio to be established at the discretion of our Board.

●	Proposal 3: Ratification of the selection of M&K CPAS, PLLC (“M&K”) as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2019; and

●	Proposal 4: Approval of the Company’s 2019 Stock Incentive Plan.

On the recommendation of the nominating and governance committee, the Board has nominated Mr. Steven Shum, Ms. Kathleen Karloff, Dr. Kevin Doody, Mr. Trent Davis, and Mr. Michael Campbell for election, each of whom is presently a director. The Board believes that the reelection of each director nominee identified above is advisable and in the best interests of the Company and our shareholders. Accordingly, the Board recommends that shareholders vote “For All” of the nominees identified above.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to Proposal 1, you may vote for “For All” or “Withhold All” or “For All Except” any individual nominee.

With respect to Proposal 2, you may vote for “For” or “Against” or you may “Abstain” from voting.

With respect to Proposal 3, you may vote for “For” or “Against” or you may “Abstain” from voting.

With respect to Proposal 4, you may vote for “For” or “Against” or you may “Abstain” from voting.

The procedures for voting are:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may (1) vote in person at the Annual Meeting, (2) vote by proxy using the enclosed proxy card, (3) vote by proxy online or (4) vote by proxy by phone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

(1)	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

(2)

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by December 15, 2019. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

(3)

To vote online, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your online vote must be received by 11:59 p.m. ET on December 15, 2019 to be counted.

(4)

To vote by phone, dial toll-free 1-800-690-6903. You will be asked to provide the company number and control number from the enclosed proxy card. Your phone vote must be received by 11:59 p.m. ET on December 15, 2019 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from INVO Bioscience. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by phone or online as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each common share you own as of October 29, 2019.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card by mail, by phone, online or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, they may either vote these shares on your behalf on certain “routine” matters or return a proxy leaving these shares unvoted. At the Annual Meeting, only the Approval of Auditors (Proposal No. 3) is considered a routine matter. All other proposals are considered “non-routine,” and your broker, bank, or other agent will not have discretion to vote on those proposals.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all five nominees for director, “For” the reverse split, “For” the ratification of M&K as independent auditors for the year ending December 31, 2019, and “For” the approval of the 2019 Stock Incentive Plan. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by phone or online.

●	You may send a timely written notice that you are revoking your proxy to INVO Bioscience’s Corporate Secretary at 5582 Broadcast Court, Sarasota, FL 34240.

●	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or proxy submitted by phone or online is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by August 18, 2020 to our Corporate Secretary at 5582 Broadcast Court, Sarasota, FL 34240. If you wish to nominate an individual for election at, or bring business other than through a shareholder proposal before, the 2020 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between September 17, 2020 and October 17, 2020. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of our common shares that you beneficially own.

If you propose to bring business before an Annual Meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, 2) your name and address, 3) the class and number of shares of the corporation which you beneficially own, (iv) any material interest that you have in your proposal, and 4) any other information that you are required to be provided pursuant to Regulation 14A under the Exchange Act. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: 1) the name, age, business address and residence address of the person, 2) the principal occupation or employment of the person, 3) the class and number of shares of our share capital that are owned of record and beneficially owned by the person, 4) the date or dates on which the shares were acquired and the investment intent of the acquisition and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack of independence, of the proposed nominee.

The Board strives in its membership profile to have a mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing the Company and to fulfill the responsibilities of the Board and its committees. It is the policy of the Board that nominees reflect the following characteristics:

●	Each director must at all times exhibit high standards of integrity, commitment and independence of thought and judgment.

●

The Board as a whole will contain a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests, which may include experience at senior levels of public companies, leadership positions in the life sciences, healthcare or public-health fields, science or technology backgrounds and financial expertise.

●	Each director should exhibit confidence and a willingness to express ideas and engage in constructive discussion with other Board members, Company management and all relevant persons.

●	Each director should be willing and able to devote sufficient time, energy and attention to the affairs of the Company.

●

Each director should actively participate in the decision making process, be willing to make difficult decisions in the best interest of the Company and its stockholders, and demonstrate diligence and faithfulness in attending Board and committee meetings.

●	Each director should be free of any conflict of interest that would impair the director’s ability to fulfill the responsibilities of a member of the Board.

●	No director shall be employed by, or serve on the board of, any present or potential competitor of the Company.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes, broker non-votes and any abstentions for each of the proposals. For each of Proposals 1, 2, and 4, broker non-votes will have no effect and will not be counted toward the vote total for the director nominees or the ratification of the independent auditors. For Proposal 3, brokers will have voting discretion if the beneficial owner does not give instructions as to how to vote.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on a significant matter, they may either vote these shares on your behalf on certain “routine” matters or return a proxy leaving these shares unvoted. Such unvoted shares are counted as “broker non-votes.” Proposal 2, the ratification of M&K as independent auditors, is considered a routine matter, and brokers or nominees holding the shares will have voting discretion if the beneficial owner does not give instructions as to how to vote.

How many votes are needed to approve each proposal?

Regarding Proposal 1, the election of directors, the Board’s nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Only votes “For” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect.

To be approved, Proposal 2, the reverse split, must receive “For” votes from the holders of a majority of shares of our Common Stock issued and outstanding. Only votes “For” or “Against” will affect the outcome, and abstentions will have no effect.

To be approved, Proposal 3, the ratification of M&K as independent auditors, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter, and which did not abstain. Only votes “For” or “Against” will affect the outcome, and abstentions will have no effect.

To be approved, Proposal 4, the approval of the 2019 Stock Incentive Plan, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter, and which did not abstain. Only votes “For” or “Against” will affect the outcome, and abstentions will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid Annual Meeting. A quorum is present if shareholders holding at least 50% of the outstanding common shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 155,996,112 shares outstanding and entitled to vote. Thus, the holders of 78,154,053 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) by mail, by phone or online or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The letter to shareholders, proxy statement and Form 10-K are available at www.proxyvote.com, in the “Important Materials” section.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board currently has five members, whose terms of office expire at the Annual Meeting. The Board has nominated Mr. Steven Shum, Ms. Kathleen Karloff, Dr. Kevin Doody, Mr. Trent Davis and Mr. Michael Campbell for election, each of whom is presently a director, with the exception of Mr. Davis. If re-elected at the Annual Meeting, each of these nominees will serve until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. It is the Company’s policy to invite and encourage directors and director nominees to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Accordingly, for Proposal 1, the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the three nominees named below.

If any of the nominees become unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such nominee will instead be voted for the election of a substitute nominee that the Board proposes. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any of the nominees will be unable to serve.

NOMINEES FOR DIRECTORS

Our directors seek to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Board has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Board views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Board to believe that nominee should continue to serve on the Board. However, each of the members of the Board may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to recommend that person as a nominee for director, as of the date of this proxy statement.

Steven M. Shum

Effective October 10, 2019, Mr. Shum is our Chief Executive Officer. Mr. Shum served as Chief Executive Officer of Eastside Distilling (NASDAQ: ESDI) from May 2019 to October 2019 and as Chief Financial Officer from October 2015 until November 2019. Prior to joining Eastside, Mr. Shum served as an Officer and Director of XZERES Corp, a publicly-traded global renewable energy company, from October 2008 until April 2015 in various officer roles, including Chief Operating Officer from September 2014 until April 2015, Chief Financial Officer, Principal Accounting Officer and Secretary from April 2010 until September 2014 (under former name, Cascade Wind Corp) and Chief Executive Officer and President from October 2008 to August 2010. Mr. Shum also serves as the managing principal of Core Fund Management, LP and the Fund Manager of Core Fund, LP. He was a founder of Revere Data LLC (now part of Factset Research Systems, Inc.) and served as its Executive Vice President for four years, heading up the product development efforts and contributing to operations, business development, and sales. He spent six years as an investment research analyst and portfolio manager of D.N.B. Capital Management, Inc. His previous employers include Red Chip Review and Laughlin Group of Companies. He earned a B.S. in Finance and a B.S. in General Management from Portland State University in 1992.

Kathleen Karloff

Ms. Karloff co-founded INVO Bioscience and has been a member of the Board since 2007. Since September 2016, she has served as Chairman of the Board and President. She also served as Chief Executive Officer from 2008 through October 2019. Since 2007, Kathleen has obtained ISO certification and the CE mark for the INVOcell device and has implemented manufacturing and distribution systems. From 2004 until September 2006, Kathleen was the Vice President of Operations for Medelle Corporation. From 2000 through 2003, Kathleen was the Vice President of Operations for a start-up company Control Delivery Systems developing an intra-ocular drug therapy for Uveitis and Diabetic Macular Edema. The Company was acquired by Psivida LTD. Prior to that, she has held various positions at Boston Scientific during 13 years of dynamic growth from 1983 to 1997 her last position being the Director of Manufacturing. Since leaving Boston Scientific, she has been Vice President of Operations on start-up teams of three device/pharmaceutical companies. Ms. Karloff earned her B.S. in microbiology from Montana State University and attended Northeastern University for MBA coursework.

Kevin Doody, M.D.

Dr. Doody serves as Medical Director for INVO Bioscience and is also a member of the Board of Directors. Dr. Doody is a renowned fertility specialist who is the founder and Medical Director for the Center for Assisted Reproduction (CARE Fertility) and Effortless IVF located in Bedford Texas. The Center for Assisted Reproduction, established in 1989, has been a pioneer of assisted reproductive technologies in the north Texas region with several firsts including the first ICSI pregnancy and the first to successfully implement a blastocyst culture system. CARE Fertility had the first pregnancy in the region with a pregnancy following embryo biopsy and pre-implantation genetic testing for cystic fibrosis. CARE Fertility/ Effortless IVF also was the first to adopt the INVOcell™ Intravaginal Culture System since the INVOcell first obtained FDA clearance. Dr. Doody is President of the Society for Assisted Reproductive Technology (SART), on the Board of Directors of the American Society for Reproductive Medicine (ASRM) and a member of the RESOLVE Physician Council. As INVO Bioscience’s Medical Director, Dr. Doody provides medical and clinical guidance, INVO education and training, and oversight of risk management and post-market surveillance activities as well as support current and new product development.

Trent Davis

Mr. Davis is currently CEO of Paulson Investment Company, LLC, a boutique investment firm that specializes in private equity offerings of small and mid-cap companies. From December 2014 to December 2018, Mr. Davis was President and Chief Operating Officer of Whitestone Investment Network, Inc., which provides executive advisory services and also restructures, recapitalizes and makes strategic investments in small to midsize companies. Since March 2018, Mr. Davis was served as a director of Senmiao Technology Limited (Nasdaq: AIHS), an online lending platform in China. From August 2016 to August 2019, Mr. Davis served as director of Eastside Distilling, Inc. (Nasdaq: EAST), and from July 2015 to April 2017, he served as director of Dataram Corporation (Nasdaq: DRAM). Mr. Davis helped to successfully complete the reverse merger between Dataram and U.S. Gold Corp (Nasdaq: USAU), a gold exploration and development company. From December 2014 to July 2015, Mr. Davis served as Chairman of the Board of Majesco Entertainment Company (Nasdaq: COOL). Mr. Davis also served as director and President of Paulson Capital Corp. (Nasdaq: PLCC) from November 2013 to July 2014, when Paulson Capital Corp. completed a reverse merger with VBI Vaccine (Nasdaq: VBIV). Mr. Davis continued to serve on the board and the audit committee of VBI until May 2016. Prior to serving on the board of Paulson Capital Corp., Mr. Davis served as the Chief Executive Officer of its subsidiary, Paulson Investment Company, LLC, where he oversaw he syndication of approximately $600 million of investment in over 50 client companies in both public and private transactions. In 2003, Mr. Davis served as Chairman of the Board of the National Investment Banking Association. Mr. Davis holds a B.S. in Business and Economics from Linfield College and an M.B.A. from the University of Portland. Mr. Davis is qualified to serve on the Board because of his deep knowledge of finance and public company issues, capital market, advisory and entrepreneurial experiences, and extensive expertise in operational and executive management.

Michael J. Campbell

Mr. Campbell is our Chief Operating Officer and Vice President of Business Development.  Previous to joining the Company in February 2019 he was the Vice President of IVF Americas Business Unit for Cooper Surgical, Inc. (CSI), a wholly owned subsidiary of The Cooper Companies (NYSE: COO). Mr. Campbell has substantial medical device sales, marketing and business development leadership experience within Global Fortune 500 and start-up company environments. During his 12-year career at Cooper Surgical, Mike was responsible for IVF product portfolio sales globally, including the United States, Canada, Latin America, Europe, Middle East, Africa, and Asia Pacific regions. In addition to serving as Vice President of IVF Americas Business Unit, he served in various leadership roles, including Vice President of International Business Unit from 2013-2014 and Vice President of IVF Business Unit from 2006 to 2012. Prior to joining Cooper Surgical, Mike was Vice President of Sales, Marketing and Business Development at Retroactive Bioscience from 1997 to 2006 and Vice President of Sales and Marketing for Gabriel Medical from 1994 to 1997. Mr. Campbell also served in various senior management positions across marketing, sales and product management at Boston Scientific Corporation from 1984 to 1994.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 1.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Our common stock is listed on the OTCQB Marketplace (the “OTCQB”). Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board has determined that Trent Davis would be an “independent director” as defined under the applicable rules and regulations of the SEC and the standards of the Nasdaq Stock Market, LLC. In making these determinations, our Board has reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director, any relevant family relationships, and the transactions involving them described in the section entitled “Certain Related Party Transactions.

BOARD LEADERSHIP STRUCTURE

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in shareholders’ best interest that such determination be made based on the position and direction of the Company and the membership of the Board.

Currently, the Board has determined that separating the roles of Chairman and Chief Executive Officer is in the best interest of the shareholders at this time. This structure permits the Chief Executive Officer to focus on the management of the company’s day-to-day operations and ensures a greater role for the Chairman in setting agendas, establishing priorities, and fulfilling the Board’s roles and responsibilities on behalf of the shareholders.

There are no family relationships among any of our directors and executive officers.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Board monitors compliance with legal and regulatory requirements and the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Board is responsible for overseeing our risk management efforts generally, including (i) the allocation of risk management functions among our Board and its committees, and (ii) assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Board periodically reviews its general process for the oversight of risk management.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met five times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board that were held during the portion of 2018 for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

The Company does not have a separately-designated standing audit committee. Instead, the entire Board acts as the audit committee.

Compensation Committee

The Company does not have a separately-designated standing compensation committee. Rather, the entire Board participates in the process of setting compensation for our executive officers. The Board believes that given its small size, a separate compensation committee is not necessary. The Board therefore, is responsible for, among other things, reviewing and approving (i) the annual compensation package of our executive officers and other members of senior management, (ii) all new executive compensation programs, and (iii) compensation for non-employee members of the Board.

Nominating and Governance Committee

As of December 31, 2018, the Company did not have a separately-designated standing nominating and governance committee. A nominating and governance committee was formed in September 2019 and consists of three directors, Kevin Doody, Kathleen Karloff and Steven Shum. We will continue to evaluate and will comply with all future requirements applicable to our nominating and governance committee.

The nominating and governance committee’s responsibilities include:

●

identifying, reviewing and evaluating candidates, including candidates submitted by stockholders, for election to our Board and recommending to our Board (i) nominees to fill vacancies or new positions on our Board and (ii) the slate of nominees to stand for election by our stockholders at each annual meeting of stockholders;

●

annually recommending to our Board (i) the assignment of directors to serve on each committee; (ii) the chairman of each committee and (iii) the chairman of our Board or lead independent director, as appropriate;

●

developing, recommending, overseeing the implementation of and monitoring compliance with, corporate governance policies, and periodically reviewing and recommending any necessary or appropriate changes thereto;

●	reviewing the adequacy of our certificate of incorporation and bylaws and recommending to our Board, as conditions dictate, amendments for consideration by the stockholders;

●	reviewing our code of conduct and ethics and recommending any changes to our Board; and

●	such other matters as directed by our Board.

The nominating and governance committee believes that candidates for director should have certain minimum qualifications, which are discussed above in “Questions and Answers About These Proxy Materials and Voting.” The nominating and governance committee also takes these minimum qualifications into account in identifying and evaluating director nominees, including nominees recommended by shareholders. In identifying director nominees, the nominating and governance committee strives for a diverse mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing the Company and to fulfill the responsibilities of the Board and its committees.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any interested party may communicate in writing with any particular director, including our chairman, any committee of the Board, or the directors as a group, by sending such written communication to our Corporate Secretary at our principal executive offices at 5582 Broadcast Court, Sarasota, FL 34240. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be of a purely marketing nature or inappropriate for submission to the intended recipient(s). The Corporate Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chairman of the nominating and governance committee.

CODE OF CONDUCT AND ETHICS FOR EMPLOYEES, EXECUTIVE OFFICERS AND DIRECTORS

We have adopted a Code of Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.invobioscience.com, under the “Corporate Governance” heading of the “Investors” section. The nominating and governance committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

PROPOSAL 2 - APPROVAL OF AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF NOT LESS THAN 1-for-5 AND NOT GREATER THAN 1-FOR-25, WITH THE EFFECTIVE TIME AND EXACT RATIO TO BE DETERMINED BY OUR BOARD OF DIRECTORS

General

Our Board has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, a Certificate of Change authorizing a reverse stock split of all of the outstanding shares of our Common Stock at a ratio of not less than 1-for-5 and not greater than 1-for-25, with the effective time and exact ratio to be established at the discretion of the Board (a “Reverse Stock Split”), and granting the Board the discretion to file a certificate of change with the Nevada Secretary of State. The form of certificate of change is attached to this proxy statement as Annex A (the “Reverse Stock Split Certificate”).

If this Proposal is approved, the Board would have the sole discretion to elect to effect the Reverse Stock Split, or not to effect the Reverse Stock Split if they concluded it was not in the best interest of the stockholders of the Company. Providing this authority to the Board rather than mere approval of an immediate Reverse Stock Split, as well as the availability of a range of Reverse Stock Split ratios, would give the Board flexibility to react to market conditions and act in the best interests of the Company and our stockholders. The Company believes that giving the Board the authority, but not the mandate, to execute the Reverse Stock Split will provide it with the flexibility to implement the Reverse Stock Split, if it does at all, in a ratio and at a time that it believes would be advantageous for the Company and its stockholders. In determining which Reverse Stock Split ratio to implement, the Board may consider, among other things, factors such as:

●	the initial listing requirements of various stock exchanges;

●	the historical trading price and trading volume of our Common Stock;

●	the number of shares of our Common Stock outstanding;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

●	the likely effect on the market price of our Common Stock; and

●	prevailing general market and economic conditions.

If the Board determines to effect the Reverse Stock Split, the Company would the Reverse Stock Split Certificate with the Nevada Secretary of State, which would be substantially in the form of the Reserve Stock Split Certificate attached to this proxy statement as Annex A. The Company would also obtain a new CUSIP number for the Common Stock at the time of the Reverse Stock Split. The Company must provide the Financial Industry Regulatory Authority with at least ten (10) calendar days advance notice of the record date of the Reverse Stock Split in compliance with Rule 10b-17 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Purpose

The purpose of the proposed Reverse Stock Split is to decrease the total number of shares of our Common Stock outstanding and increase the market price and liquidity of our Common Stock. The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and is likely to improve the trading price of our Common Stock, which would improve our ability to list shares of our Common Stock on a national securities exchange. One of the listing requirements on a national securities exchange is that the bid price of our Common Stock is at a specified minimum per share. We believe that listing our Common Stock on a national securities exchange would improve the marketability and liquidity of our Common Stock by making it available to a broader range of potential investors, while decreasing the volatility that our stock price has experienced in the over-the-counter market. We believe that the Reverse Stock Split should be a substantial basis for achieving the stock bid price necessary for a national stock market listing. However, following the Reverse Stock Split (if implemented), there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Common Stock can be maintained at the minimum trading price required by a national securities exchange or that we will list our shares of Common Stock on any national securities exchange. If the trading price of our Common Stock increases without the Reverse Stock Split, the Board may use its discretion not to implement the Reverse Stock Split.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. The Board does not intend for any of these transactions to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

We do not believe that our officers or directors have interests in the Proposal that are different from or greater than those of any other of our stockholders.

If the Board ultimately determines to effect the Reverse Stock Split, no action on the part of the stockholders is required. The Board may determine to delay the Reverse Stock Split or determine not to effect the Reverse Stock Split at all.

Effects of the Reverse Stock Split

After the effective date of a proposed Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. As of October 29, 2019, 155,996,112 shares of Common Stock were issued and outstanding. The table below shows, as of the Record Date, the number of outstanding shares of Common Stock (excluding treasury shares) that would result from the Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split	Percent Reduction in Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-5	31,199,225	80%
1-for-10	15,599,612	90%
1-for-15	10,399,741	93.33%
1-for-20	7,799,806	95%
1-for-25	6,239,845	96%

If implemented, the number of shares of our Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding. The Reverse Stock Split will affect all common stockholders uniformly and will not affect any stockholders’ percentage interest in the Company (except for stockholders receiving one whole share for a fractional share interest). Neither the authorized but unissued shares of Common Stock nor the par value for our Common Stock will adjust as a result of the Reverse Stock Split. None of the rights currently accruing to holders of our Common Stock will be affected by the Reverse Stock Split. The Reverse Stock Split will also not affect the ability of the Board to designate preferred stock.

Stockholders should also recognize that once the Reverse Stock Split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Stock Split divided by a number between 5 and 25). While we expect that the Reverse Stock Split will result in an increase in the per share price of our Common Stock, the Reverse Stock Split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar reverse stock split for companies in similar circumstances is varied. We cannot predict the effect of the Reverse Stock Split upon the market price over an extended period and, in some cases, the market value of a company’s common stock following a reverse stock split declines.

Once the Reverse Stock Split is effected and should the per-share price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Further, an effect of the existence of authorized but un-issued capital stock may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company’s management. If, in the due exercise of its fiduciary obligations, for example, the Board were to determine that a takeover proposal was not in the Company’s best interests, such shares could be issued by the Board without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not have any current plans, proposals, or arrangements to propose any amendments to its amended and restated certificate of incorporation or its bylaws that would have a material anti-takeover effect.

Moreover, as a result of the Reverse Stock Split, some stockholders may own less than 100 shares of the Common Stock. A purchase or sale of less than 100 shares, known as an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of Common Stock.

No fractional shares of post-Reverse Stock Split Common Stock will be issued to any stockholder. In lieu of any such fractional share interest, each holder of pre-Reverse Stock Split Common Stock who would otherwise be entitled to receive a fractional share of post-Reverse Stock Split Common Stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-Reverse Stock Split Common Stock held by such holder.

Appraisal Rights

No stockholder will have appraisal or dissenter’s rights with respect to the Proposal.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the Reverse Stock Split, there will be a reduction in the number of shares of our Common Stock issued and outstanding, resulting in an increase in the number of authorized shares that will be unissued and available for future issuance after the Reverse Stock Split. The Board will have the authority, subject to applicable securities laws and, to the extent applicable, securities exchange listing requirements, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. The Company does not presently have any definitive agreement(s) to issue any shares of Common Stock available as a result of the Reverse Stock Split.

Holders of our Common Stock have no preemptive or other subscription rights.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences to U.S. holders (as defined below) of the Reverse Stock Split. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations (the “Treasury Regulations”) promulgated under the Code and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, and are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. No ruling has been or is expected to be sought from the Internal Revenue Service (the “IRS”) with respect to any of the tax consequences discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion is limited to U.S. holders that hold their Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the tax on net investment income or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to income taxes (such as estate and gift tax laws). Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to U.S. holders that may be subject to special rules under U.S. federal income tax laws, including, without limitation:

●	a bank, insurance company or other financial institution;

●	a tax-exempt or a governmental organization;

●	a real estate investment trust;

●	an S corporation or other pass-through entity for U.S. federal tax purposes (or an investor therein);

●	a regulated investment company or a mutual fund;

●	a “controlled foreign corporation” or a “passive foreign investment company;”

●	a dealer or broker in stocks and securities, or currencies;

●	a trader in securities that elects mark-to-market treatment;

●	a holder of Common Stock who received such stock through the exercise of an employee option, pursuant to a retirement plan or otherwise as compensation;

●	a holder of options, or holders of restricted stock or bonus stock, granted under any benefit plan;

●	a person whose functional currency is not the U.S. dollar;

●	a person subject to Section 451(b) of the Code; or

●	a person who is a former citizen or former long-term resident of the United States subject to Section 877 or Section 877A of the Code.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Common Stock that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●

a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, whose income is subject to U.S. federal income tax regardless of its source; or

●

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

Other than with respect to any U.S. holder who receives a full share in exchange for a fractional share, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Common Stock surrendered (including any portion of such basis that is allocated to any fractional), and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. holder who receives a full share in exchange for a fractional share may be treated as though it received a distribution from the Company to the extent that the value of the full share exceeds the value of the fractional share the U.S. holder otherwise would have received. Such distribution would likely be a dividend to the extent of the Company’s current or accumulated earnings and profits. Any amount in excess of earnings and profits would reduce the U.S. holder’s basis in its shares by the amount of such excess. The portion of the full share in excess of the fractional share should have a basis equal to its fair market value and the holding period for such share would begin on the date of the deemed distribution. U.S. holders should consult their own tax advisors to determine the consequences to them of receiving a full share in exchange for a fractional share.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Accounting Matters

The proposed Reverse Stock Split Certificate to effect the Reverse Stock Split will not affect the par value of our Common Stock per share, which will remain $0.0001 par value per share. As a result, on the effective date of the Reverse Stock Split, if any, the stated capital on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split.

Exchange Act Matters

Our Common Stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder. Our Common Stock is currently quoted on the OTCQB under the symbol “IVOB”. Unless the Reverse Stock Split is done in connection with an initial listing on a national stock exchange, our Common Stock is expected to continue to be quoted on the OTCQB. The CUSIP number for our Common Stock will also change in connection with the Reverse Stock Split and will be reflected on new certificates issued by the Company and in electronic entry systems.

Effective Date

A proposed Reverse Stock Split, if approved by our stockholders, would become effective when the Reverse Stock Split Certificate pursuant to NRS 78.209 is filed with the Nevada Secretary of State, which would be substantially in the form of the Reverse Stock Split Certificate attached to this proxy statement as Annex A. On the effective date of the Reverse Stock Split, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the Reverse Stock Split ratio determined by the Board. As soon as practical after the effective date, the stockholders will be notified that the Reverse Stock Split has been effected.

Effect on Registered and Beneficial Stockholders

Upon the Reverse Stock Split, the Company intends to treat stockholders holding shares of our Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name”; however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our Common Stock with a bank, broker or other nominee, and have any questions in this regard, we encourage you to contact your nominee.

Effect on “Book-Entry” Stockholders of Record

The Company’s stockholders of record may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

If you hold registered pre-Reverse Stock Split shares in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares in registered book-entry form, if applicable. A transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the Reverse Stock Split indicating the number of post-Reverse Stock Split shares you hold.

Exchange of Stock Certificates

Some stockholders of record hold their shares of our Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our Common Stock are held in certificate form, our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective time, a letter of transmittal will be sent to our stockholders of record as of the effective time for purposes of surrendering to the transfer agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post- Reverse Stock Split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time of the Reverse Stock Split, any certificates formerly representing pre-Reverse Stock Split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-Reverse Stock Split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of the Board has selected M&K as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. M&K has audited the Company’s financial statements since September 2019.

Neither the Company’s bylaws nor other governing documents or law require shareholder ratification of the selection of M&K as the Company’s independent registered public accounting firm. However, the audit committee is submitting the selection of M&K to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

To be approved, Proposal 2, the ratification of M&K as independent auditors, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter, and which did not abstain.

INDEPENDENT AUDITORS

On September 19, 2019, Liggett & Webb, P.A. (“Liggett”) resigned as our independent accountants and we engaged M&K as our new independent registered public accounting firm.

The reports of Liggett on our financial statements for the fiscal years ended December 31, 2018 and 2017 contained an explanatory paragraph regarding the substantial doubt out our ability to continue as a going concern.

The decision to change accountants from Liggett to M&K was approved by our Board.

During our fiscal years ended December 31, 2017 and 2018 and the subsequent interim period through September 19, 2109, the date of the dismissal of Liggett, we did not have any disagreement with Liggett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During that time, there were no “reportable events” as set forth in Item 304(a)(1) of Regulation S-K adopted by the Securities and Exchange Commission, except that the accountant’s reports of Liggett on our financial statements as of and for the fiscal years ended December 31, 2018 and 2017 stated that we have incurred losses from operations since inception and have a net stockholders’ deficiency, and that these conditions raise substantial doubt about our ability to continue as a going concern.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Company’s principal accountant in fiscal 2018 and 2017 was Liggett. The following table represents aggregate fees billed to the Company for such fiscal years.

	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2017
Audit Fees	$58,000	$48,000
Audit Related Fees	$5,000	---
Tax Fees	$2,500	$4,000
All Other Fees	---	---

Audit Fees consists of fees for the annual audit and quarterly reviews of the Company’s financial statements.

Audit Related Fees consists of fees related to our registration statement on Form S-1.

Tax Fees consists of fees for preparation and filing of the Company’s federal and state income tax returns.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Board has adopted a procedure for pre-approval of all fees charged by our independent auditors. Under the procedure, the Board approves the engagement letter with respect to audit and review services. Other fees are subject to pre-approval by the Board, or, in the period between meetings, by a designated member of the Board. Any such approval by the designated member is disclosed to the entire Board at the next meeting. The audit fees paid to the auditors with respect to fiscal year 2018 and 2017 were pre-approved by the entire Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL 4 - APPROVAL OF 2019 Stock Incentive Plan

Background

Our Board adopted the 2019 Stock Incentive Plan (the “Plan”) on October 3, 2019. The purpose of the Plan is to further align the interests of employees, directors and non-employee consultants with those of the stockholders by providing incentive compensation opportunities tied to the performance of the common stock and by promoting increased ownership of the common stock by such individuals.

The Board did not adopt the Plan subject to stockholder approval, but stockholder approval is required to obtain certain tax benefits under §422 of the Internal Revenue Code and is required by various stock exchanges.

Summary of 2019 Stock Incentive Plan

A description of the material terms of 2019 Plan is set forth below. The statements made in this Proposal No. 4 concerning the terms and provisions of the 2019 Plan are summaries and do not purport to be a complete recitation of the 2019 Plan provisions. These statements are qualified in their entirety by express reference to the full text of the 2019 Plan, a copy of which is attached to this proxy statement as Annex B and is incorporated by reference herein.

General Purpose

The purpose of the plan is to further align the interests of employees, directors and non-employee consultants with those of the stockholders by providing incentive compensation opportunities tied to the performance of the common stock and by promoting increased ownership of the common stock by such individuals. The plan is also intended to advance the interests of the company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the company’s business is largely dependent. We are permitted to grant awards of stock options, stock awards, and restricted stock awards under the plan. Each type of award is discussed in greater detail below.

ERISA

The plan is not an “employee pension benefit plan” as defined in Section 3(2) of the U.S. Employee Retirement Income Security Act and is not qualified as a profit sharing plan as described in Section 401 of the Internal Revenue Code.

Shares Available

The initial maximum aggregate number of shares of common stock that may be issued and sold under all awards granted under the plan is 16,000,000 shares. Shares of common stock issued and sold under the plan may be either authorized but unissued shares or shares held in our treasury. The number of shares may be increased each year in the discretion of the plan administrator (described below) beginning in 2020 through 2029. The annual increase, if any, determined by the plan administrator for each year will be 6% of the total number of shares of outstanding Common Stock as of the end of the preceding year.

To the extent that any award involving the issuance of shares of common stock is forfeited, cancelled, returned to us for failure to satisfy vesting requirements or other conditions of the award, or otherwise terminates without an issuance of shares of common stock being made thereunder, the shares of common stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to awards under the plan pursuant to such limitations. Any awards or portions thereof which are settled in cash and not in shares of common stock shall not be counted against the foregoing maximum share limitations.

If there shall occur any change with respect to the outstanding shares of our common stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of our common stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting our common stock, we may, in the manner and to the extent that it deems appropriate and equitable to the participants in the plan and consistent with the terms of the plan, cause an adjustment to be made in (i) the maximum number of shares available for issuance under the plan, (ii) the number and kind of shares of common stock, or other rights subject to then outstanding awards, (iii) the exercise or base price for each share or other right subject to then outstanding awards, and (iv) any other terms of an award that are affected by the event. However, in the case of incentive stock options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Internal Revenue Code.

Administration

The plan shall be administered by a committee comprised of one or more members of our Board, or if no such committee exists, the entire Board.

The committee shall have such powers and authority as may be necessary or appropriate for the committee to carry out its functions as described in the plan. Subject to the express limitations of the plan, the committee shall have authority in its discretion to determine the eligible persons to whom, and the time or times at which, awards may be granted, the number of shares or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award, the duration of the award, and all other terms of the award. Subject to the terms of the plan, the committee shall have the authority to amend the terms of an award in any manner that is not inconsistent with the plan, provided that no such action shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. The committee shall also have discretionary authority to interpret the plan, to make factual determinations under the plan, and to make all other determinations necessary or advisable for plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the plan or any award agreement hereunder.

The committee shall have the right, from time to time, to delegate to one or more of our officers the authority of the committee to grant and determine the terms and conditions of awards granted under the plan, subject to the requirements of state law and such other limitations as the committee shall determine. In no event shall any such delegation of authority be permitted with respect to awards to any members of the board or to any eligible person who is subject to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code.

Eligibility

Participation in the plan is limited to any person which is an employee of ours or any affiliate of ours, or any person to whom an offer of employment with us or one of our affiliates is extended, as determined by the committee, or any person who is a non-employee director, or any person who is consultant to us. The determination of eligibility shall be made by the committee in its sole discretion.

Grant of Stock Awards

A stock award may be granted to any eligible person selected by the committee. The number of shares and other terms of the stock award are specified in each award agreement. The stock award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the committee. A stock award granted to an eligible person represents shares of common stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the plan and the award agreement. The deemed issuance price of shares of common stock subject to each stock award shall not be less than 85 percent of the fair market value of the common stock on the date of the grant. In the case of any person who owns securities possessing more than ten percent of the combined voting power of all classes of securities of the issuer or its parent or subsidiaries possessing voting power, the deemed issuance price of shares of common stock subject to each stock award shall be at least 100 percent of the fair market value of the common stock on the date of the grant. The committee may, in connection with any stock award, require the payment of a specified purchase price. Subject to the foregoing provisions and the applicable award agreement, upon the issuance of the common stock under a stock award, the participant shall have all rights of a stockholder with respect to the shares of common stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The plan does not specify any maximum or minimum amount of shares which may be granted to any person under a stock award.

Grant of Restricted Stock Awards

A restricted stock award may be granted to any eligible person selected by the committee. The number of shares and other terms of the stock award are specified in each award agreement. The deemed issuance price of shares of common stock subject to each restricted stock award shall not be less than 85 percent of the fair market value of the common stock on the date of the grant. In the case of any person who owns securities possessing more than ten percent of the combined voting power of all classes of securities of the issuer or its parent or subsidiaries possessing voting power, the deemed issuance price of shares of common stock subject to each restricted stock award shall be at least 100 percent of the fair market value of the common stock on the date of the grant. The committee may require the payment by the participant of a specified purchase price in connection with any restricted stock award.

The restrictions imposed on shares granted under a restricted stock award shall lapse in accordance with the vesting requirements specified by the committee in the award agreement, provided that the committee may accelerate the vesting of a restricted stock award at any time. Such vesting requirements may be based on the continued service of the participant with the company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the committee in its discretion. If the vesting requirements of a restricted stock award shall not be satisfied, the award shall be forfeited and the shares of common stock subject to the award shall be returned to the company.

Subject to the foregoing provisions and the applicable award agreement, the participant shall have all rights of a stockholder with respect to the shares granted to the participant under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The committee may provide in an award agreement for the payment of dividends and distributions to the participant at such times as paid to stockholders generally or at the times of vesting or other payment of the restricted stock award.

Grant of Options

A stock option may be granted to any eligible person selected by the Committee. Each stock option shall be designated as an incentive stock option or as a nonqualified stock option. An incentive stock option may only be granted to an eligible person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to us or any of our affiliates that qualifies as a “subsidiary corporation” with respect to us for purposes of Section 424(f) of the Internal Revenue Code.

The exercise price per share of a stock option shall not be less than 20 percent of the fair market value of the shares of common stock on the date of grant, except that the exercise price per shares of an incentive stock option shall not be less than 100 percent of the fair market value of the shares of common stock on the date of grant, and that the exercise price per shares of an incentive stock option shall not be less than 110 percent of the fair market value in the case of any person who owns securities possessing more than 10 percent of the total combined voting power of all classes of our securities.

The committee shall prescribe the time or times at which, or the conditions upon which, a stock option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any stock option at any time, provided, however, that any stock option shall vest at the rate of at least twenty percent per year over five years from the date the stock option is granted, subject to reasonable conditions as may be provided for in the award agreement. However, in the case of a stock option granted to officers, non-employee directors, managers or consultants, the stock option may become fully exercisable, subject to reasonable conditions, at any time or during any period established by us. The requirements for vesting and exercisability of a stock option may be based on the continued service of the participant with us or one of our affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the committee in its discretion.

The committee shall prescribe in an award agreement the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date of grant. Except as otherwise provided in the plan or as otherwise may be provided by the committee, no stock option issued to an employee or a non-employee director may be exercised at any time during the term thereof unless the employee or a non-employee director is then in our service or the service of one of our affiliates.

Exercise of Options

Subject to such terms and conditions as shall be specified in an award agreement, a stock option may be exercised in whole or in part at any time during the term thereof by notice in the form required by us, together with payment of the aggregate exercise price therefor and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the award agreement, which, unless otherwise provided by the committee, shall be as follows: (i) in cash or by cash equivalent acceptable to the committee, (ii) by payment in shares of our common stock that have been held by the participant for at least six months (or such period as the committee may deem appropriate) valued at the fair market value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which we are promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above, or (v) by such other method as may be approved by the committee and set forth in the award agreement. In addition to and at the time of payment of the exercise price, the participant shall pay to us the full amount of any and all applicable income tax, employment tax, and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the committee and set forth in the award agreement.

Nontransferability

Nonqualified Stock Options. Nonqualified stock options shall be nontransferable except (i) upon the participant’s death, or (ii) for the transfer of all or part of the stock option to a participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the committee in its discretion at the time of proposed transfer. The transfer of a nonqualified stock option may be subject to such terms and conditions as the committee may in its discretion impose from time to time. Subsequent transfers of a nonqualified stock option shall be prohibited other than in accordance with the terms set forth herein.

Incentive Stock Options. Incentive stock options shall be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a participant only by such participant.

Termination of Employment

The stock option of any participant whose service with us or one of our affiliates is terminated for any reason shall terminate on the earlier of (A) the date that the stock option expires in accordance with its terms or (B) unless otherwise provided in an award agreement, and except for termination for cause, the expiration of the applicable time period following termination of service, in accordance with the following: (1) twelve months if service ceased due to disability, (2) eighteen months if service ceased at a time when the participant is eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which we or any of our affiliates had made contributions, (3) eighteen months if the participant died while in the service of us or any of our affiliates, or (4) three months if service ceased for any other reason. During the foregoing applicable period, except as otherwise specified in the award agreement or in the event service was terminated by the death of the participant, the stock option may be exercised by such participant in respect of the same number of shares of common stock, in the same manner, and to the same extent as if he or she had remained in the continued service of us or any affiliate during the first three months of such period; provided that no additional rights shall vest after such three months. The committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a stock option. Unless otherwise provided by the committee, if an entity ceases to be an affiliate of the company or otherwise ceases to be qualified under the plan or if all or substantially all of the assets of an affiliate of the company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the service.

An award of an incentive stock option may provide that such stock option may be exercised not later than 3 months following termination of employment of the participant with us and all subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code, as and to the extent determined by the committee to comply with the requirements of Section 422 of the Internal Revenue Code.

Amendment and Termination

The board may at any time and from time to time and in any respect, amend or modify the plan. The board may seek the approval of any amendment or modification by our stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Internal Revenue Code, or exchange or securities market or for any other purpose. No amendment or modification of the plan shall adversely affect any award theretofore granted without the consent of the participant or the permitted transferee of the award. The plan shall terminate on the tenth anniversary of the date of its adoption by the board. The board may, in its discretion and at any earlier date, terminate the plan. Notwithstanding the foregoing, no termination of the plan shall adversely affect any award theretofore granted without the consent of the participant or the permitted transferee of the award.

RESTRICTIONS ON RESALE

Persons ordinarily may publicly resell the shares of common stock issued pursuant to an award granted under the plan without registration under the federal securities laws. However, our affiliates who acquire shares of our common stock pursuant to an award under the plan described in this prospectus will not be able to rely on this prospectus to resell those shares. Accordingly, our affiliates must ensure that the resale of their shares complies with an available exemption from the registration provisions of the Federal securities law, such as Rule 144 under the Securities Act of 1933, as amended.

Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the restricted stock award being forfeited and returned to us. The committee may require in an award agreement that certificates representing the shares granted under a restricted stock award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a restricted stock award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

We are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. Section 16(b) allows us to recover any profit realized by any of our officers, directors or 10% stockholders from any purchase and sale, or sale and purchase, of shares of our common stock within any period of less than six months.

FEDERAL INCOME TAX CONSEQUENCES

This section contains a discussion regarding the income tax consequences of the plan under federal income tax law. This discussion is intended only as a broad discussion of the general rules under income tax laws applicable to the issuance of common stock as compensation. Specific situations may be subject to different rules and may result in different tax consequences. You are strongly urged to consult your own personal tax advisor with specific reference to your own tax situation regarding all federal, state and local tax matters in conjunction with the plan and the grant, exercise and ultimate sale of any shares received upon the exercise of options granted pursuant to the plan.

Stock Awards

A recipient of a stock award under the plan will have compensation income upon the receipt of the shares in an amount equal to the fair market value of the shares on the date of the issuance.

Restricted Stock Awards

Unless a recipient files a Section 83(b) election with the Internal Revenue Service within 30 days following the date of grant of a restricted stock award, a recipient of a restricted stock award will not have any taxable income until the award vests. Upon the vesting of the award and receipt by recipient of the not-restricted shares, recipient will have compensation income in an amount equal to the fair market value of the shares on the date of vesting.

If a participant makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to a restricted stock award, the participant shall file, within 30 days following the date of grant, a copy of such election with us and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Internal Revenue Code. If a recipient files such a Section 83(b) election, the participant of the restricted stock award will have compensation income on the date of grant in an amount equal to the fair market value of the shares on the date of grant. The committee may provide in an award agreement that the restricted stock award is conditioned upon the participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Internal Revenue Code.

Incentive Stock Options

Grant and Exercise of Incentive Stock Options. In general, a participant realizes no income upon the grant of plan incentive stock options assuming these options qualified as “incentive stock options” under the Internal Revenue Code when they were granted or upon the exercise of incentive stock options. But see, “Alternative Minimum Tax,” below. The amount paid by the participant for the shares of common stock received pursuant to the exercise of incentive stock options will generally constitute his or her basis or cost for tax purposes. The holding period for such common stock generally begins on the date the participant exercises incentive stock options. See below for a discussion of the exceptions to these general rules when the participant uses previously acquired stock of the company to exercise incentive stock options.

Alternative Minimum Tax. Although no current taxable income is realized upon the exercise of incentive stock options, Section 56(b)(3) of the Internal Revenue Code provides that the excess of the fair market value on the date of exercise of the common stock acquired pursuant to such exercise over the option price is an item of tax adjustment. As such, the exercise of incentive stock options may result in the participant being subject to the alternative minimum tax for the year incentive stock options are exercised. The alternative minimum tax is calculated on a taxpayer’s adjusted gross income, subject to special adjustments, plus specified items of tax preference minus specified itemized deductions. The resulting amount is the alternative minimum taxable income.

If the shares are disposed of in a “disqualifying disposition” that is, within one year of exercise or two years from the date of the option grant — in the year in which the incentive stock option is exercised, the maximum amount that will be included as alternative minimum tax income is the gain on the disposition of the incentive stock option stock. In the event there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition will not be considered income for alternative minimum tax purposes. In addition, the basis of the incentive stock option stock for determining gain or loss for alternative minimum tax purposes will be the exercise price for the incentive stock option stock increased by the amount that alternative minimum tax income was increased due to the earlier exercise of the incentive stock option. Alternative minimum tax incurred by reason of the exercise of the incentive stock option does not result, for regular income tax purposes, in an increase in basis of the shares acquired upon exercise. The alternative minimum tax attributable to the exercise of an incentive stock option may be applied as a credit against regular tax liability in a subsequent year, subject to certain limitations. The gain recognized upon a sale or exchange of shares acquired through the exercise of the incentive stock options will be limited to the excess of the amount received in the sale or exchange over the fair market value of the shares at the time the incentive stock option was exercised.

The application of the alternative minimum tax for each participant will depend on such participant’s total income and deductions for the year of exercise. As such, the extent to which, if any, the tax adjustment item generated by the exercise of incentive stock options in conjunction with any other tax adjustment items or alternative minimum tax adjustments may result in an alternative minimum tax liability for any participant cannot be determined. Accordingly, each participant should consult his or her own tax counsel to determine the potential impact of the alternative minimum tax on his or her exercise of incentive stock options.

Employment and Holding Requirements of Incentive Stock Options. The Internal Revenue Code requires that the participant remain an employee of ours or one of our subsidiaries at all times during the period beginning on the date that the incentive stock options are granted and ending on the day three months (or one year in the case of permanent and total disability or death) before the date that each incentive stock option is exercised.

In order for an participant exercising incentive stock options to qualify for the income tax free treatment set forth in the preceding section such participant must not dispose of the shares of common stock acquired pursuant to the exercise of incentive stock options within two years from the date the incentive stock options were granted, nor within one year after the exercise of the incentive stock options. If the participant meets these employment and holding requirements, any future gain or loss realized and recognized from the sale or exchange of the common stock should be long term capital gain or loss, if the stock is held as a capital asset. If the participant disposes of the shares of common stock acquired upon exercise of an incentive stock option within two years from the granting of options or one year after the exercise of options, any gain will constitute, in the year of disposition, ordinary compensation income to the extent of the excess of the fair market value of the common stock on its acquisition date over the price paid for it by the participant. Any additional gain will be treated as capital gain. If the participant disposes of the shares of common stock issued upon exercise of an incentive stock option at a loss, such loss will be a capital loss.

For purposes of this section, the transfer of shares of common stock previously acquired by a participant after the participant’s death does not constitute a “disposition.” In addition, the transferee of the shares of common stock is not subject to the holding and employment requirements.

If the recipient disposes of options instead of exercising them, the incentive stock option rules discussed herein have no application. The recipient transferor will recognize either long or short term capital gain or loss and the purchaser will not be subject to any of these rules.

Nonqualified Stock Options

In general, a participant who receives a nonqualified stock option realizes income either at the date of grant or at the date of exercise, but not at both. Unless the nonqualified stock option has a “readily ascertainable fair market value” at the date of grant, the participant recognizes no income on the date of grant and the compensatory aspects are held open until the nonqualified stock option is exercised. In this case, upon exercise, the participant will have compensation income to the extent of the difference between the fair market value of the stock at the time of exercise and the exercise price paid by the participant.

An nonqualified stock option is deemed to have a readily ascertainable fair market value if (a) the nonqualified stock options are actively traded on an established market or (b) the fair market value can be measured with reasonable accuracy, which means that (i) the nonqualified stock options are transferable, (ii) the nonqualified stock options are exercisable immediately in full, (iii) the nonqualified stock options and underlying stock are not subject to restrictions which have a significant effect on the nonqualified stock option’s value and (iv) the fair market value of the option privilege is readily ascertainable.

Exercise of Options Through Use of Previously Acquired Common Stock of the Company

Under the plan, in some circumstances a participant may be allowed to use previously acquired shares of common stock to exercise stock options. Such previously acquired shares of common stock may include common stock acquired pursuant to an earlier partial exercise of options. Generally the Internal Revenue Service recognizes that an exchange of common stock for other common stock does not constitute a taxable disposition of any shares of common stock. The IRS treats such exchanges as two transactions. First, to the extent of the number of previously acquired shares of common stock, a share for share exchange occurs with each new share of common stock succeeding to the cost basis and holding period of the old shares of common stock. Second, the remaining new shares of common stock are deemed acquired at a zero cost with their holding period commencing on the date of acquisition.

The foregoing rules generally apply to the use of previously acquired shares of common stock to acquire shares of common stock under the plan. An participant may use shares of common stock owned at the date options are exercised to acquire shares of common stock upon exercise of the options. However, despite a “carryover” holding period, all of the new shares of common stock are still subject to the holding requirements discussed above. If participant disposes of such common stock acquired pursuant to the exercises of incentive stock options before the later of two years from the granting or one year from exercise, an early disposition occurs first to the extent of the non-carryover shares and then to the extent of the carryover shares.

 In addition, if a participant uses shares of common stock acquired through a previous partial exercise of options to acquire new shares of common stock through an exercise of options before the first stock has met the above holding requirements, the first stock will be treated as having been disposed of in an early disposition. Therefore, the participant will have to recognize ordinary compensation to the excess of the fair market value of the first stock on its acquisition dates over its price paid. Despite the early disposition, any excess gain is not recognized, but is deferred and carried over to the second stock. If the first stock is used to acquire other shares of common stock which are not subject to the plan, no early disposition will generally occur and the tax free exchange rules may apply.

Again, you should consult your own tax advisor with regard to the tax treatment applicable in your own tax situation.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 4.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers:

Name	Age	Position
Kathleen Karloff (1)	54	Chairman of the Board, Former President and Former Chief Executive Officer
Robert Bowdring (2)	50	Former Acting Chief Financial Officer and Director
Steven Shum (3)	49	Chief Executive Officer
Debra Hoopes (4)	59	Acting Chief Financial Officer

(1)     Ms. Karloff resigned as President and Chief Executive Officer on October 10, 2019.

(2)     Mr. Bowdring resigned as Acting Chief Financial Officer on August 14, 2019.

(3)     Mr. Shum was appointed as Chief Executive Officer effective October 10, 2019.

(4)     Ms. Hoopes was appointed as Acting Chief Financial Officer on August 14, 2019.

Information with respect to Ms. Karloff and Mr. Shum is set forth above in “Nominees for Directors.”

Mr. Bowdring currently serves as a member of the Board, a position he has held since March 2013, and as the Company’s Treasurer and Secretary. He joined the Company as Corporate Controller in October 2008. From January 2009 to March 2013, Mr. Bowdring served as Chief Financial Officer, and from March 2017 to August 2019, he served as Acting Chief Financial Officer. Mr. Bowdring also serves as Chief Financial Officer of Dynasil Corporation of America, which he joined in March 2013. From April 2003 to August 2008, Mr. Bowdring served as Chief Financial Officer and Vice President of Finance and Administration for Cyphermint, Inc., a software development firm. For the fourteen preceding years, he was the Controller and Vice President of Lifeline Systems Inc. (NASDAQ: LIFE), a public manufacturing and service company in the personal emergency response market. Mr. Bowdring has a strong history in senior financial management with more than 35 years’ experience in capacities such as chief financial officer, vice president of finance and controller, in both public and private companies. Mr. Bowdring has a Bachelor’s Degree in Accounting from the University of Massachusetts in Amherst.

Ms. Hoopes currently serves as CFO and Chief Admin Officer of Shine Management, Inc., an outsource management services organization, a position she has held since August 2017. Previously, Ms. Hoopes was a co-owner of H2CFO LLC in 2017 and prior to 2017, she was the sole owner of Hoopes Management & Advisory Services LLC, through which she provides outsourced CFO services. Ms. Hoopes is a Certified Public Accountant (licensed in Virginia and Maryland), with a Bachelor of Science degree in Accounting from Virginia Tech and a Master of Business Administration from George Washington University. She is also a Chartered Global Management Accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common shares as of October 29, 2019 for:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common shares;

●	each of our named executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

The percentage ownership information is based upon 155,996,112 common shares outstanding as of October 29, 2019. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The address for persons listed in the table is c/o INVO Bioscience, Inc., 5582 Broadcast Court, Sarasota, FL 34240.

Name and Address of Beneficial Owner (1)	Number of Shares	Percentage of Common Stock
Kathleen Karloff	14,200,183	9.10%
Robert Bowdring	11,715,942	7.51%
Kevin Doody	5,075,677	3.25%
Michael Campbell	607,800	0.39%
Steven Shum	600,000	0.39%
Debra Hoopes	---	---
All directors and executive officers as a group (5 persons)	32,199,602	20.64%

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and other than as set forth below, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

On March 7, 2018, a Form 4 relating to sales of Company securities was filed twelve days late by Claude Ranoux.

EXECUTIVE COMPENSATION

The following section describes the compensation we paid to our named executive officers (“NEOs”) for 2018. Our NEOs for 2018 include our principal executive officer and two other most highly compensated executive officers in 2018.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	All Other Compensation ($)	Total ($)
Kathleen Karloff(2)	2018	$120,000	---	---	---	---	$120,000
Former Chief Executive Officer	2017	$120,000	---	---	---	---	$120,000
Robert Bowdring (3)	2018	$120,000	---	---	---	---	$120,000
Former Acting Chief Financial Officer	2017	$120,000	---	---	---	---	$120,000
Lori Kahler	2018	$135,000					$135,000
Vice President, Global Operations	2017	$120,000					$120,000

(1)	For all NEOs other than Robert Bowdring, represents accrued and unpaid salary amounts. Mr. Bowdring was paid $75,000 in salary in fiscal 2018.
(2)	Ms. Karloff resigned as President and Chief Executive Officer on October 10, 2019.
(3)	Mr. Bowdring resigned as Acting Chief Financial Officer on August 14, 2019.

NARRATIVE TO SUMMARY COMPENSATION TABLE

On January 1, 2008, the Company entered into an employment agreement with Kathleen Karloff (the “Karloff Agreement”), pursuant to which Ms. Karloff served as Chief Executive Officer at an annual base salary of $175,000. Pursuant to the Karloff Agreement, Ms. Karloff was eligible to receive healthcare benefits as provided from time to time by the Company to its employees generally, and was entitled to four weeks of personal time off per year, as well as reimbursement for reasonable travel and out-of-pocket expenses incurred in the course of her employment. The Karloff Agreement was terminable on 90 days’ notice, and provided for six months’ severance if Ms. Karloff’s service was terminated due to disability. Ms. Karloff resigned as Chief Executive Officer on October 10, 2019.

The Company did not have a written employment agreement with Robert Bowdring, its former Acting Chief Financial Officer.

On October 16, 2019, the Company entered into an employment agreement with Steven Shum (the “Shum Agreement”), pursuant to which Mr. Shum will serve as Chief Executive Officer on an at-will basis at an annual base salary of $260,000. The Shum Agreement provides for a performance bonus of $75,000 upon a successful up-listing to the Nasdaq Stock Market, with all other bonuses to be determined by the Board in its sole discretion. Pursuant to the Shum Agreement, Mr. Shum is also eligible to receive healthcare benefits as may be provided from time to time by the Company to its employees generally, and is entitled to twenty days of personal time off per year.

OUTSTANDING EQUITY AWARDS AT END OF 2018

As of December 31, 2018, there were no outstanding equity awards held by any of our NEOs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

If Steven Shum is involuntarily terminated without cause or constructively terminated (in each case, as defined in the Shum Agreement), then Mr. Shum is entitled to 12 months’ severance.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION TABLE

The following table shows certain information with respect to the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2018.

Name	Stock Awards (1)(2)
Kevin Doody, MD	$179,000
Michael Campbell	$179,000
Steven Shum (3)	$179,000

(1)	The aggregate grant date fair value of the stock awards received by the director during fiscal year 2018 was determined in accordance with FASB ASC Topic 718.

(2)	Represents a grant of 200,000 shares on January 22, 2018 having an aggregate value of $23,000 and a grant of 400,000 shares on October 31, 2018 having an aggregate value of $156,000.

(3)	Mr. Shum was appointed as Chief Executive Officer on October 10, 2019.

Narrative to Director Compensation Table

Our director compensation policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our shareholders.

Under our current director compensation policy, each non-employee director is entitled to an annual award of 200,000 shares of stock. The awards are fully vested upon grant.

Our directors also receive reimbursement of out-of-pocket expenses incurred in attending Board and committee meetings.

Non-Employee Director Equity Outstanding at 2018 Year End

As of December 31, 2018, all stock awarded to our non-employee directors is fully vested. There is no restricted stock, options, restricted stock units or deferred stock units held by any of our current non-employee directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (c)
Equity compensation plans approved by security holders (1)	---	---	---
Equity compensation plans not approved by security holders	---	---	---
Total	---	---	---

(1) 2019 Stock Incentive Plan.  On October 3, 2019, our Board adopted the 2019 Stock Incentive Plan. The purpose of our 2019 Stock Incentive Plan is to advance the best interests of the company by providing those persons who have a substantial responsibility for our management and growth with additional incentive and by increasing their proprietary interest in the success of the company, thereby encouraging them to maintain their relationships with us. Further, the availability and offering of stock options and common stock under the plan supports and increases our ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability which we depend. The total number of shares available for the grant of either stock options or compensation stock under the plan is 16,000,000 shares, subject to adjustment.

Our Board administers our plan and has full power to grant stock options and common stock, construe and interpret the plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable an proper. Any decision made, or action taken, by our Board arising out of or in connection with the interpretation and administration of the plan is final and conclusive.

The Board, in its absolute discretion, may award common stock to employees of, consultants to, and directors of the company, and such other persons as the Board or compensation committee may select, and permit holders of common stock options to exercise such options prior to full vesting therein and hold the common stock issued upon exercise of the option as common stock. Stock options may also be granted by our Board or compensation committee to non-employee directors of the company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the company.

In the event that our outstanding common stock is changed into or exchanged for a different number or kind of shares or other securities of the company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to stock options which may be granted under the plan.

Our Board may at any time, and from time to time, suspend or terminate the plan in whole or in part or amend it from time to time in such respects as our Board may deem appropriate and in our best interest.

TRANSACTIONS WITH RELATED PERSONS

The company does not have policies or procedures for the review, approval or ratification of any transaction required to be reported under Item 404(a) of Regulation S-K.

Robert Bowdring provides certain consulting services to the Company regarding financial and administrative affairs. Pursuant to an oral agreement, Mr. Bowdring is entitled to compensation at a level equivalent to other employees providing similar services to the Company.

In May 2018, the Company issued $40,000 of convertible notes (the “Notes”) to James Bowdring, brother of Robert Bowdring, and his family members. The Notes accrue interest at the rate of 9% per annum, which is payable in stock, and mature on March 31, 2021. The notes are convertible into shares of common stock at a price of $0.20 per share; provided, that if the Company completes a subsequent equity financing, the holders of the Notes can elect to convert the Notes into shares of common stock at a 25% discount to the price per share of such subsequent equity financing.

Since 2012, the Company has rented office space from an entity controlled by James Bowdring, the brother of Robert Bowdring. The Company rents on a month-to-month basis, on terms that are no more favorable than those generally available in the market to the general public. The rent expense paid for the twelve months ended December 31, 2018 and 2017 was $5,600 and $4,400 respectively.

Indemnification Agreements

Our bylaws contain provisions limiting the liability of directors and officers and providing that we will indemnify each of our directors and officers to the fullest extent permitted under the General Corporation Law of the State of Nevada. Our bylaws also provide our Board with discretion to indemnify our other employees and agents when determined appropriate by the Board. We also maintain customary directors’ and officers’ liability insurance.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of annual meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to INVO Bioscience, Inc., Attn: Corporate Secretary, 5582 Broadcast Court, Sarasota, FL 34240. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Additional Information

You can obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from the SEC’s website at http://www.sec.gov, or without charge upon written request to: INVO Bioscience, Inc., Attn: Corporate Secretary, 5582 Broadcast Court, Sarasota, FL 34240.

Next Year’s Annual Meeting

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by August 18, 2020 to our Corporate Secretary at 5582 Broadcast Court, Sarasota, FL 34240. If you wish to nominate an individual for election at, or bring business other than through a shareholder proposal before, the 2020 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between September 17, 2020 and October 17, 2020. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of our common shares that you beneficially own.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, 2) your name and address, 3) the class and number of shares of the corporation which you beneficially own, (iv) any material interest that you have in your proposal, and 4) any other information that you are required to be provided pursuant to Regulation 14A under the Exchange Act. If you propose to nominate an individual for election as a director, your notice must also include the following as to each person you propose to nominate for election as a director: 1) the name, age, business address and residence address of the person, 2) the principal occupation or employment of the person, 3) the class and number of shares of our share capital that are owned of record and beneficially owned by the person, 4) the date or dates on which the shares were acquired and the investment intent of the acquisition and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack of independence, of the proposed nominee.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Dated: November 8, 2019

Annex A

Certificate of Change

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

INVO Bioscience, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

300,000,000 shares consisting of 200,000,000 shares of common stock, par value $.0001 per share ("Common Stock") and 100,000,000 shares of preferred stock, par value $.0001 per share ("Preferred Stock" ).

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

[___][1] shares consisting of [___][2] shares of Common Stock and [___][3] shares of Preferred Stock.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Each [___][4] share of Common Stock outstanding shall be exchanged for one corresponding share of Common Stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Rounded up to the next whole share.

7. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

Signature of Officer	Title

1 To be determined based on the reverse stock split ratio to be determined discretion of the board (the “Ratio”). Will not be less than 12,000,000 or greater than 60,000,000.

2 To be determined based on the Ratio. Will not be less than 8,000,000 or greater than 40,000,000.

3 To be determined based on the Ratio. Will not be less than 4,000,000 or greater than 20,000,000.

4 To be determined based on the Ratio. Will not be less than 5 or greater than 25.

A-1

Annex B

2019 Stock Incentive Plan

1.    Purpose.    The purpose of the 2019 Stock Incentive Plan of INVO Bioscience, Inc. is to further align the interests of employees, directors and non-employee Consultants with those of the stockholders by providing incentive compensation opportunities tied to the performance of the Common Stock and by promoting increased ownership of the Common Stock by such individuals. The Plan is also intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2.    Definitions.    Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate” means (i) any entity that would be treated as an “affiliate” of the Company for purposes of Rule 12b-2 under the Exchange Act and (ii) any joint venture or other entity in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.

“Award” means an award of a Stock Option, Stock Award, or Restricted Stock Award granted under the Plan.

“Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan, or if no such committee exists, the Board.

“Common Stock” means the Company’s common stock, $0.0001 par value per share.

“Company” means INVO Bioscience, Inc., a Nevada corporation.

“Consultant” means any person which is a consultant or advisor to the Company and which is a natural person and who provides bona fide services to the Company which are not in connection with the offer or sale of securities in a capital-raising transaction for the Company, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

“Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

“Eligible Person” means any person who is an employee of the Company or any Affiliate or any person to whom an offer of employment with the Company or any Affiliate is extended, as determined by the Committee, or any person who is a Non-Employee Director, or any person who is Consultant to the Company..

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Company’s common stock is listed or on The Nasdaq Stock Market, or, if not so listed on any other national securities exchange or The Nasdaq Stock Market, then the average of the bid price of the Company’s common stock during the last five trading days on the OTC Bulletin Board immediately preceding the last trading day prior to the date with respect to which the Fair Market Value is to be determined. If the Company’s common stock is not then publicly traded, then the Fair Market Value of the Common Stock shall be the book value of the Company per share as determined on the last day of March, June, September, or December in any year closest to the date when the determination is to be made. For the purpose of determining book value hereunder, book value shall be determined by adding as of the applicable date called for herein the capital, surplus, and undivided profits of the Company, and after having deducted any reserves theretofore established; the sum of these items shall be divided by the number of shares of the Company’s common stock outstanding as of said date, and the quotient thus obtained shall represent the book value of each share of the Company’s common stock.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means any member of the Board who is not an employee of the Company.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Plan” means the 2016 Stock Incentive Plan of Eastside Distilling, Inc. as set forth herein, as amended from time to time.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that is issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

“Service” means a Participant’s employment with the Company or any Affiliate or a Participant’s service as a Non-Employee Director with the Company, as applicable.

“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 7 hereof that are issued free of transfer restrictions and forfeiture conditions.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

3.    Administration.

3.1    Committee Members.    The Plan shall be administered by a Committee comprised of one or more members of the Board, or if no such committee exists, the Board.

3.2    Committee Authority.    The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3    Delegation of Authority.    The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of state law and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4.    Shares Subject to the Plan.

4.1    Maximum Share Limitations.    Subject to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock that may be issued and sold under all Awards granted under the Plan shall be sixteen million (16,000,000) shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Any Awards or portions thereof that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing maximum share limitations.

4.2    Annual Increase. The aggregate number of shares of Common Stock reserved for Awards under the Plan will automatically increase on January 1st of each year, for a period of not more than ten (10) years, commencing on January 1st of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2029, in an amount equal to six percent (6%) of the total number of shares of outstanding Common Stock on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board or the Committee may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of shares of Common Stock than provided herein.

4.3    Adjustments.    If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 hereof, (ii) the number and kind of shares of Common Stock, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5.    Participation and Awards.

5.1    Designations of Participants.    All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2    Determination of Awards.    The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 11.1 hereof.

6.    Stock Options.

6.1    Grant of Stock Options.    A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.8 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2    Exercise Price.    The exercise price per share of a Stock Option shall not be less than 85 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant, except that the price shall not be less than 110 percent of the Fair Market Value in the case of any person who owns securities possessing more than 10 percent of the total combined voting power of all classes of securities of the Company.

6.3    Vesting of Stock Options.    The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time, provided, however, that any Stock Option shall vest at the rate of at least twenty percent (20%) per year over five (5) years from the date the Stock Option is granted, subject to reasonable conditions as may be provided for in the Award Agreement. However, in the case of a Stock Option granted to officers, Non-employee Directors, managers or Consultants of the Company, the Stock Option may become fully exercisable, subject to reasonable conditions, at any time or during any period established by the Company. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion.

6.4    Term of Stock Options.    The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten years from the Date of Grant. Except as otherwise provided in this Section 6 or as otherwise may be provided by the Committee, no Stock Option issued to an employee or a Non-Employee Director of the Company may be exercised at any time during the term thereof unless the employee or a Non-Employee Director Participant is then in the Service of the Company or one of its Affiliates.

6.5    Termination of Service.    Subject to Section 6.8 hereof with respect to Incentive Stock Options, the Stock Option of any Participant whose Service with the Company or one of its Affiliates is terminated for any reason shall terminate on the earlier of (A) the date that the Stock Option expires in accordance with its terms or (B) unless otherwise provided in an Award Agreement, and except for termination for cause (as described in Section 10.2 hereof), the expiration of the applicable time period following termination of Service, in accordance with the following: (1) twelve months if Service ceased due to Disability, (2) eighteen months if Service ceased at a time when the Participant is eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which the Company or any of its Affiliates had made contributions, (3) eighteen months if the Participant died while in the Service of the Company or any of its Affiliates, or (iv) three months if Service ceased for any other reason. During the foregoing applicable period, except as otherwise specified in the Award Agreement or in the event Service was terminated by the death of the Participant, the Stock Option may be exercised by such Participant in respect of the same number of shares of Common Stock, in the same manner, and to the same extent as if he or she had remained in the continued Service of the Company or any Affiliate during the first three months of such period; provided that no additional rights shall vest after such three months. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of Service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a Stock Option. Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate of the Company or otherwise ceases to be qualified under the Plan or if all or substantially all of the assets of an Affiliate of the Company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the Service.

6.6    Stock Option Exercise; Tax Withholding.    Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such period as the Committee may deem appropriate, for accounting purposes or otherwise) valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.7    Limited Transferability of Nonqualified Stock Options.    All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 11.2 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 11.2 hereof.

6.8    Additional Rules for Incentive Stock Options.

(a)    Eligibility.    An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or any Affiliate that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b)     Termination of Employment.    An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(c)    Other Terms and Conditions; Nontransferability.    Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(d)    Disqualifying Dispositions.    If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.9    Repricing Prohibited.    Subject to the adjustment provisions contained in Section 4.2 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements.

7.    Stock Awards.

7.1    Grant of Stock Awards.    A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The deemed issuance price of shares of Common Stock subject to each Stock Award shall not be less than 85 percent of the Fair Market Value of the Common Stock on the date of the grant. In the case of any person who owns securities possessing more than ten percent of the combined voting power of all classes of securities of the issuer or its parent or subsidiaries possessing voting power, the deemed issuance price of shares of Common Stock subject to each Stock Award shall be at least 100 percent of the Fair Market Value of the Common Stock on the date of the grant. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

7.2    Rights as Stockholder.    Subject to the foregoing provisions of this Section 7 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

8.    Restricted Stock Awards.

8.1    Grant of Restricted Stock Awards.    A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The deemed issuance price of shares of Common Stock subject to each Restricted Stock Award shall not be less than 85 percent of the Fair Market Value of the Common Stock on the date of the grant. In the case of any person who owns securities possessing more than ten percent of the combined voting power of all classes of securities of the issuer or its parent or subsidiaries possessing voting power, the deemed issuance price of shares of Common Stock subject to each Restricted Stock Award shall be at least 100 percent of the Fair Market Value of the Common Stock on the date of the grant. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

8.2    Vesting Requirements.    The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

8.3    Restrictions.    Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4    Rights as Stockholder.    Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award.

8.5    Section 83(b) Election.    If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.    Change in Control.

9.1    Effect of Change in Control.    Except to the extent an Award Agreement provides for a different result (in which case the Award Agreement will govern and this Section 9 of the Plan shall not be applicable), notwithstanding anything elsewhere in the Plan or any rules adopted by the Committee pursuant to the Plan to the contrary, if a Triggering Event shall occur within the 12-month period beginning with a Change in Control of the Company, then, effective immediately prior to such Triggering Event, each outstanding Stock Option, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement.

9.2    Definitions

(a)    Cause.    For purposes of this Section 9, the term “Cause” shall mean a determination by the Committee that a Participant (i) has been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony under Federal or state law, (ii) has engaged in willful gross misconduct in the performance of the Participant’s duties to the Company or an Affiliate or (iii) has committed a material breach of any written agreement with the Company or any Affiliate with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant. Subject to the first sentence of Section 9.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Participant with greater rights. A termination on account of Cause shall be communicated by written notice to the Participant, and shall be deemed to occur on the date such notice is delivered to the Participant.

(b)    Change in Control.    For purposes of this Section 9, a “Change in Control” shall be deemed to have occurred upon:

(i) the occurrence of an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company Voting Securities;

(ii) at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary retirement) to constitute a majority thereof;

(iii) an Acquisition that is fifty percent (50%) or more of the Company Voting Securities;

(iv) the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(v) the sale or other disposition of all or substantially all of the assets of the Company;

(vi) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(vii) the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

(c)    Constructive Termination.    For purposes of this Section 9, a “Constructive Termination” shall mean a termination of employment by a Participant within sixty (60) days following the occurrence of any one or more of the following events without the Participant’s written consent (i) any reduction in position, title (for Vice Presidents or above), overall responsibilities, level of authority, level of reporting (for Vice Presidents or above), base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a request that the Participant’s location of employment be relocated by more than fifty (50) miles. Subject to the first sentence of Section 9.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or a term having a similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the Participant with greater rights. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) days of such notice.

(d)    Triggering Event.    For purposes of this Section 9, a “Triggering Event” shall mean (i) the termination of Service of a Participant by the Company or an Affiliate (or any successor thereof) other than on account of death, Disability or Cause, (ii) the occurrence of a Constructive Termination or (iii) any failure by the Company (or a successor entity) to assume, replace, convert or otherwise continue any Award in connection with the Change in Control (or another corporate transaction or other change effecting the Common Stock) on the same terms and conditions as applied immediately prior to such transaction, except for equitable adjustments to reflect changes in the Common Stock pursuant to Section 4.2 hereof.

9.3    Excise Tax Limit.    In the event that the vesting of Awards together with all other payments and the value of any benefit received or to be received by a Participant would result in all or a portion of such payment being subject to the excise tax under Section 4999 of the Code, then the Participant’s payment shall be either (i) the full payment or (ii) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 9 shall be made by M&K CPAS, PLLC. or any other accounting firm which is the Company’s outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax (the “Accounting Firm”). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of this Section 9.3, all determinations as to present value shall be made using 120 percent of the applicable Federal rate (determined under Section 1274(d) of the Code) compounded semiannually.

10.    Forfeiture Events.

10.1    General.    The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

10.2    Termination for Cause.    Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment with the Company or any Affiliate shall be terminated for cause, the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Award in its entirety. In the event a Participant is party to an employment (or similar) agreement with the Company or any Affiliate that defines the term “cause,” such definition shall apply for purposes of the Plan. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for cause, the Company may suspend the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “cause” as provided in this Section 10.2.

11.    General Provisions.

11.1    Award Agreement.    To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

11.2    No Assignment or Transfer; Beneficiaries.    Except as provided in Section 6.7 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may to the extent permitted by the Award Agreement be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

11.3    Deferrals of Payment.    The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

11.4    Rights as Stockholder.    A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

11.5    Employment or Service.    Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Participant’s employment or other service relationship for any reason at any time.

11.6    Securities Laws.    No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

11.7    Tax Withholding.    The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

11.8    Unfunded Plan.    The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

11.9    Other Compensation and Benefit Plans.    The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

11.10    Plan Binding on Transferees.    The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

11.11    Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

11.12    Foreign Jurisdictions.    The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

11.13    Substitute Awards in Corporate Transactions.    Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

11.14 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Nevada, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

11.15 Financial Statements. All Participants shall receive the financial statements of the Company at least annually.

11.16     Performance Based Awards.    For purposes of Stock Awards and Restricted Stock Awards granted under the Plan that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code, such Awards shall be granted to the extent necessary to satisfy the requirements of Section 162(m) of the Code.

11.17 Stockholder Approval.    The Plan must be approved by the stockholders by a majority of all shares entitled to vote within twelve (12) months after the date the Plan was adopted by the Board. Any Incentive Stock Options granted before stockholder approval is obtained shall be converted into Nonqualified Stock Options if stockholder approval is not obtained within twelve (12) months before or after the Plan was adopted.

12.    Effective Date; Amendment and Termination.

12.1    Effective Date.    The Plan shall become effective following its adoption by the Board (such date, the “Effective Date”). The term of the Plan shall be ten (10) years from the date of adoption by the Board, subject to Section 12.3 hereof.

12.2    Amendment.     The Board may at any time and from time to time and in any respect, amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, or exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

12.3    Termination.    The Plan shall terminate on the tenth anniversary of the date of its adoption by the Board. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/15/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

INVO BIOSCIENCE, INC. 5582 Broadcast Court Sarasota, FL 34240

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/15/2019. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.